cohen&grigsby®
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EXHIBIT 5.1
April 28, 2006
PDG Environmental, Inc.
1386 Beulah Road, Building 801
Pittsburgh, PA 15235
     RE: Registration Statement on Form S-8
Ladies and Gentlemen:
     Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) filed by PDG Environmental, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), with respect to options for an aggregate of 250,000 shares of common stock, par value $0.02 per share (the “Common Stock”), which may be granted by the Company under the Company’s Amended and Restated 1990 Stock Option Plan for Employee Directors (the “Plan”).
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have also assumed that in granting future awards under the Plan, the Board of Directors of the Company or the appropriate committee thereunder will exercise its discretion in establishing the terms of such awards within the permissible limits of the law of the State of Delaware.
     Based upon the foregoing, it is our opinion that the Common Stock to be issued by the Company under the Plan, when sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.
     In giving this opinion, we have assumed that all certificates for the Company’s shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company’s transfer agent and registered by the Company’s registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

cohen&grigsby
PDG Environmental, Inc.
April 28, 2006

Very truly yours,
/s/ Cohen & Grigsby, P.C.

COHEN & GRIGSBY, P.C.